EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


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                         SUBSIDIARIES OF THE REGISTRANT


                                                                 Jurisdiction of
Parent                               Subsidiary                  Organization
------                               ----------                  ------------

Damen Financial Corporation          Damen National Bank         United States

Damen National Bank                  Dasch, Incorporated         Illinois